CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-62298 on Form N-1A of our report dated February 25, 2020, relating to the financial statements and financial highlights of Lazard US Realty Equity Portfolio, appearing in the Annual Report on Form N-CSR of Lazard Equity Funds for the year ended December 31, 2019. We also consent to the reference to us under the heading “Financial Highlights” in the Prospectus.

/s/ Deloitte & Touche LLP
New York, New York
May 20, 2020